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                                                                    Exhibit 23.5


              Consent of Independent Certified Public Accountants


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 26, 1999, except as to the stock split described in Note 11 for which the date is March 10, 1999, relating to the financial statements of CommerceQuest, Inc. (formerly MessageQuest, Inc.), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Tampa, Florida
December 3, 1999